Exhibit 10.3

EXECUTION VERSION

COLLATERAL ADMINISTRATION AGREEMENT

This COLLATERAL ADMINISTRATION AGREEMENT, dated as of June 21, 2018 (this “Agreement”), is entered into by and among OXford square funding 2018, LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”), OXFORD SQUARE CAPITAL CORP., a Maryland corporation, as collateral manager (in such capacity, the “Collateral Manager”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (“BNYM”), as collateral administrator under and for purposes of this Agreement (in such capacity, the “Collateral Administrator”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Credit and Security Agreement dated as of June 21, 2018 (the “Credit Agreement”), by and among the Borrower, the lenders from time to time party thereto (the “Lenders”), Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), BNYM, as collateral agent (in such capacity, the “Collateral Agent”) and as custodian (in such capacity, the “Custodian”) and Oxford Square Capital Corp., as equityholder, (the “Equityholder”), the Borrower has pledged certain collateral (the “Collateral”), which includes, among other things, all of the Collateral Loans and Eligible Investments as security for the Advances and other Obligations;

WHEREAS, the Borrower wishes to engage BNYM to act as Collateral Administrator to perform certain administrative duties with respect to the Collateral pursuant to the terms of this Agreement; and

WHEREAS, BNYM is prepared to perform as Collateral Administrator certain specified obligations of the Borrower, or the Collateral Manager, on its behalf, under the Credit Agreement (and certain other services) as specified herein, upon and subject to the terms of this Agreement (but without assuming the obligations or liabilities of the Borrower or the Collateral Manager under the Credit Agreement);

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.            Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Credit Agreement. The rules of construction set forth in Section 1.02 of the Credit Agreement shall apply to this Agreement as if fully set forth herein.

2.            Powers and Duties of Collateral Administrator.

(a)          The Borrower hereby appoints BNYM as, and BNYM hereby accepts the appointment to act as, the Collateral Administrator pursuant to the terms of this Agreement, until the earlier to occur of (i) BNYM’s resignation or removal as the Collateral Administrator pursuant to Section 7 hereof and (ii) the termination of this Agreement pursuant to Section 6 hereof. In such capacity, the Collateral Administrator shall assist the Borrower and the Collateral Manager in connection with maintaining a database of certain characteristics with respect to the Collateral on an ongoing basis as provided herein and in providing to the Borrower and the Collateral Manager certain reports, schedules and calculations, all as more particularly described in Section 2(b) below (in each case, such reports, schedules and calculations shall be prepared in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and as may be required by the Credit Agreement) based upon information and data received from the Borrower and/or the Collateral Manager, as required to be prepared and delivered (or which are necessary to be prepared and delivered in order that certain other reports, schedules and calculations can be prepared and delivered) under Article VIII of the Credit Agreement. BNYM’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically set forth in this Agreement. By entering into, or performing its duties under, this Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Borrower or the Collateral Manager under the Credit Agreement or any other Facility Document, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or Liabilities of the Borrower or the Collateral Manager under or pursuant to the Credit Agreement or any other Facility Document.

(b)          The Collateral Administrator shall perform the following general functions from time to time:

(i)	Promptly, and in any event within thirty (30) days after the Closing Date, create a collateral database with respect to the Collateral (the “Collateral Database”);

(ii)	Update the Collateral Database promptly and on an ongoing basis for changes, including for ratings changes as provided by the Collateral Manager, and to reflect the sale or other disposition of the Collateral Loans included in the Collateral (the “Portfolio Collateral”) from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by or on behalf of the Borrower or the Collateral Manager as may be reasonably required by the Collateral Administrator, or by the agents for the Obligors from time to time, or based on information maintained by BNYM in its capacity as Collateral Agent under the Credit Agreement;

(iii)	Provide information contained in the Collateral Database to the Collateral Manager on behalf of the Borrower, as the Collateral Administrator and the Collateral Manager shall reasonably agree, including by way of reasonable electronic access (by access to the Collateral Administrator’s internet website) to the reports generated by the Collateral Administrator pursuant to this Agreement;

(iv)	Track the receipt and daily allocation of cash to the Collection Account (and any subaccounts thereto) with respect to Interest Proceeds and Principal Proceeds and the outstanding balance therein, and any withdrawals therefrom and, on each Business Day, provide to the Borrower and the Collateral Manager daily reports reflecting such actions to the Covered Accounts as of the close of business on the preceding Business Day;

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(v)	[Reserved].

(vi)	Reasonably cooperate with the Independent Accountants appointed by the Borrower in the preparation by such accountants of the reports required under Section 8.09 of the Credit Agreement;

(vii)	Not later than three (3) Business Days prior to the day on which each Monthly Report or Payment Date Report is required to be provided by the Borrower pursuant to Section 8.07 of the Credit Agreement, the Collateral Administrator shall prepare the relevant report using the information contained in the Collateral Database and, subject to the Collateral Administrator’s receipt from the Collateral Manager of information with respect to the Collateral that is required for the preparation of the Monthly Report or Payment Date Report, provide the results of such calculations to the Collateral Manager so that the Collateral Manager may confirm such results. Upon approval by the Collateral Manager, the Borrower shall deliver the Monthly Report or Payment Date Report, as applicable, in accordance with Section 8.07 of the Credit Agreement; and

(viii)	So long as the same Person serves as the Collateral Administrator hereunder and as the Collateral Agent under the Credit Agreement, provide such other information with respect to the Collateral as may be in the possession of the Collateral Administrator or the Collateral Agent, or as may be required by the Credit Agreement, as the Borrower or the Collateral Manager may reasonably request in writing from time to time.

(c)          The Borrower and the Collateral Manager shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations and information relating to the Monthly Reports and the Payment Date Reports or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Collateral Manager shall advise in a timely manner the Collateral Administrator of the results of any determinations required or permitted to be made by it or the Borrower (or Collateral Manager on its behalf) under the Credit Agreement and supply the Collateral Administrator with such other information as is maintained by the Collateral Manager that the Collateral Administrator may from time to time request with respect to the Collateral and reasonably needed to complete the reports and certificates required to be prepared by the Collateral Administrator hereunder or required to permit the Collateral Administrator to perform its obligations hereunder (including determinations of Original Asset Value, Aggregate Principal Balance and the Borrowing Base, as applicable) and any other information that may be reasonably required under the Credit Agreement with respect to a Collateral Loan or Eligible Investment (including as to its designation as a Delayed Drawdown Collateral Loan, Defaulted Collateral Loan, DIP Collateral Loan, Noteless Loan, PIK Loan, Partial PIK Loan, Credit Risk Collateral Loan, Eligible Loan, Ineligible Collateral Loan, Equity Security, First Lien Obligation, Second Lien Obligation, Specified Eligible Investment, Structured Finance Obligation, Certificated Security or Uncertificated Security). Nothing herein shall obligate the Collateral Administrator to determine independently the correct characterization or categorization of any item of Collateral under the Credit Agreement (it being understood that any such characterization or categorization shall be based exclusively upon the determination and notification received by the Collateral Administrator from the Collateral Manager). The Collateral Manager shall review and verify the contents of the aforesaid reports. To the extent any of the information in such reports, instructions or certificates conflicts with information, data or calculations in the records of the Collateral Manager, the Collateral Manager shall notify the Collateral Administrator of such discrepancy and use commercially reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. The Collateral Manager further agrees to send such reports, instructions, statements and certificates to the Borrower for execution. In addition, the Collateral Manager shall provide prompt notice to the Collateral Administrator upon the Collateral Manager’s obtaining knowledge of a Collateral Loan becoming a Defaulted Collateral Loan.

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(d)          If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action, the Collateral Administrator may request written instructions from the Borrower or the Collateral Manager acting on behalf of the Borrower as to the course of action desired by it. If the Collateral Administrator does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Administrator shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e)           The Collateral Administrator shall have no obligation to determine the Original Asset Value or the price of any Collateral in connection with any actions or duties under this Agreement. Nothing herein shall prevent the Collateral Administrator or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

3.            Compensation. The Borrower agrees to pay, and the Collateral Administrator shall be entitled to receive, compensation for, and reimbursement for all expenses in connection with, the Collateral Administrator’s performance of the duties called for herein and as provided in the Collateral Agent Fee Letter; provided that such amounts will be payable solely from and pursuant to Section 9.01 of the Credit Agreement.

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4.            Limitation of Responsibility of the Collateral Administrator; Indemnification.

(a)          The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without willful misconduct or gross negligence of its duties hereunder. The Collateral Administrator shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence on the part of any agent (other than an Affiliate of the Collateral Administrator) or attorney appointed hereunder with due care by it. Neither the Collateral Administrator nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to any other parties hereto, the Borrower, the Collateral Manager or any other Person, except by reason of acts or omissions by the Collateral Administrator constituting willful misconduct or gross negligence of the Collateral Administrator’s duties hereunder. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Borrower, the Collateral Manager, the Custodian (but only if not the same Person as the Collateral Administrator) or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Collateral Manager, the Custodian (but only if not the same Person as the Collateral Administrator) or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Administrator’s own bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall not be liable for failing to perform or any delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower, the Collateral Manager, the Custodian (but only if not the same Person as the Collateral Administrator) or any other Person in furnishing necessary, timely and accurate information to the Collateral Administrator. The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them.

(b)          The Collateral Administrator may rely conclusively on any notice, certificate or other document (including telecopier or other electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine. The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer of the Collateral Administrator responsible for the administration of this Agreement. Under no circumstances shall the Collateral Administrator be liable for indirect, punitive, special or consequential damages under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof. It is expressly acknowledged by the Borrower and the Collateral Manager that application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data and information provided to it by the Collateral Manager (and/or the Borrower) with respect to the Collateral, and the Collateral Administrator shall have no responsibility for the accuracy of any such information or data provided to it by such Persons. Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any obligor under the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons and to provide certain reports and other deliveries, as provided herein. For purposes of monitoring changes in ratings, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon one or more reputable electronic financial information reporting services, and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such services.

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(c)          The Borrower shall, and hereby agrees to, reimburse, indemnify and hold harmless the Collateral Administrator and its affiliates, directors, officers, shareholders, agents and employees for and from any and all reasonable and documented out-of-pocket losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable and documented out-of-pocket fees and expenses of outside counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Collateral Administrator, its affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of its duties or obligations under this Agreement; provided the same are in good faith and without willful misconduct and/or gross negligence on the part of the Collateral Administrator. For the avoidance of doubt, the obligations of the Borrower under this Section 4(c) shall be payable only in accordance with the order specified in the priorities set forth in Section 9.01 of the Credit Agreement and shall survive the termination of this Agreement and any earlier resignation or removal of the Collateral Administrator.

(d)          Nothing herein shall obligate the Collateral Administrator to determine independently any characteristic of a Collateral Loan, or to evaluate or verify the Collateral Manager’s characterization of any Collateral Loan, including whether any item of Collateral is a Delayed Drawdown Collateral Loan, Defaulted Collateral Loan, DIP Collateral Loan, Noteless Loan, PIK Loan, Partial PIK Loan, Credit Risk Collateral Loan, Eligible Loan, Ineligible Collateral Loan, Equity Security, First Lien Obligation, Second Lien Obligation, Specified Eligible Investment, Structured Finance Obligation, Certificated Security or Uncertificated Security, any such determination being based exclusively upon notification the Collateral Administrator receives from the Collateral Manager or from (or in its capacity as) the Collateral Agent (based upon notices received by the Collateral Agent from the obligor, trustee or agent bank under an underlying governing document, or similar source) and nothing herein shall obligate the Collateral Administrator to review or examine any underlying instrument or contract evidencing, governing or guaranteeing or securing any Collateral Loan in order to verify, confirm, audit or otherwise determine any characteristic thereof.

(e)          Without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Collateral Manager or the Borrower or the Collateral Agent, if not the same Person as the Collateral Administrator, to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement or the Credit Agreement and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

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5.            No Joint Venture. Nothing contained in this Agreement (a) shall constitute the Borrower, the Collateral Administrator and the Collateral Manager as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

6.            Term. This Agreement shall continue in effect so long as the Credit Agreement remains in effect with respect to the Obligations, unless this Agreement has been previously terminated in accordance with Section 7 hereof.

7.            Termination.

(a)          This Agreement may be terminated without cause by any party upon not less than ninety (90) days’ written notice to each other party. If at any time, prior to payment in full of all Obligations, the Collateral Administrator shall resign or be removed as Collateral Agent under the Credit Agreement, such resignation or removal shall be deemed a resignation or removal of the Collateral Administrator hereunder.

(b)          At the option of the Borrower (with the prior written consent or at the direction of the Administrative Agent), this Agreement may be terminated upon thirty (30) days’ written notice of termination from the Borrower (or the Collateral Manager on behalf of the Borrower) to the Collateral Administrator if any of the following events shall occur:

(i)	The Collateral Administrator shall, in violation of its duty of care hereunder, default in the performance of any of its material duties under this Agreement and shall not cure such default within thirty (30) days (or, if such default cannot be cured in such time, the Collateral Administrator shall not have given within thirty (30) days such assurance of cure as shall be reasonably satisfactory to the Borrower, the Collateral Manager and the Administrative Agent and cured such default within the time so assured);

(ii)	A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or order the winding up or liquidation of its affairs; or

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(iii)	The Collateral Administrator shall commence a voluntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Collateral Administrator or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

If any of the events specified in clauses (ii) or (iii) of this Section 7(b) shall occur, the Collateral Administrator shall give written notice thereof to the Collateral Manager, the Administrative Agent and the Borrower within one (1) Business Day after the occurrence of such event.

(c)          Except when the Collateral Administrator shall be removed pursuant to subsection (b) of this Section 7 or shall resign pursuant to subsection (d) of this Section 7, no removal or resignation of the Collateral Administrator shall be effective until the date as of which a successor collateral administrator reasonably acceptable to the Administrative Agent, the Borrower and the Collateral Manager shall have agreed in writing to assume all of the Collateral Administrator’s duties and obligations pursuant to this Agreement and shall have executed and delivered an agreement in form and content reasonably satisfactory to the Administrative Agent, the Borrower, the Collateral Manager and the Collateral Agent. Upon any resignation or removal of the Collateral Administrator hereunder, the Borrower shall promptly, and in any case within thirty (30) days after the related notice of resignation or removal, appoint a qualified successor consented to by the Administrative Agent to act as collateral administrator hereunder and cause such successor collateral administrator to execute and deliver an agreement accepting such appointment as described in the preceding sentence. If the Borrower fails to appoint such a qualified successor which duly accepts its appointment by properly executing and delivering such an agreement within such time, the retiring Collateral Administrator shall be entitled to petition a court of competent jurisdiction for the appointment of a successor to serve as collateral administrator hereunder and shall be indemnified pursuant to Section 4(c) for the reasonable costs and expenses thereof.

(d)          Notwithstanding the foregoing, the Collateral Administrator may resign its duties hereunder without any requirement that a successor collateral administrator be obligated hereunder and without any liability for further performance of any duties hereunder (i) immediately upon the termination (whether by resignation or removal) of BNYM as Collateral Agent under the Credit Agreement, or (ii) upon thirty (30) days’ notice to the Collateral Manager and the Administrative Agent upon any reasonable determination by BNYM that the taking of any action, or performance of any duty, on its part as the Collateral Administrator pursuant to the terms of this Agreement would be in conflict with or in violation of its duties or obligations as the Collateral Agent under the Credit Agreement or (iii) upon at least sixty (60) days’ prior written notice of termination to the Collateral Manager, the Administrative Agent and the Borrower upon the occurrence of any of the following events and the failure to cure such event within such sixty (60) day notice period: (A) failure of the Borrower to pay any of the amounts specified in Section 3 hereof within sixty (60) days after such amount is due pursuant to Section 3 hereof (to the extent not already paid to the Collateral Administrator pursuant to Section 9.01 of the Credit Agreement) or (B) failure of the Borrower to provide any indemnity payment to Collateral Administrator pursuant to the terms of this Agreement, as the case may be, within sixty (60) days of the receipt by the Borrower of the written request for such payment or reimbursement (to the extent not already paid to the Collateral Administrator pursuant to Section 9.01 of the Credit Agreement).

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(e)          Any corporation into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Administrator, shall be the successor of the Collateral Administrator hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

8.            Representations and Warranties.

(a)          The Collateral Manager hereby represents and warrants to the Collateral Administrator and the Borrower as follows:

(i)	The Collateral Manager is a corporation duly organized and validly existing under the laws of the State of Maryland, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(ii)	The Collateral Manager is in good standing in the State of Maryland. The Collateral Manager is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(iii)	The execution and delivery by the Collateral Manager of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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(iv)	None of the execution and delivery by the Collateral Manager of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (1) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, (2) conflict with or contravene (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (3) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), except in the case of clause (1) above, where such conflicts, breaches, violations or defaults could not reasonably be expected to have a Material Adverse Effect.

(v)	The Collateral Manager has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, and the performance by the Collateral Manager of its obligations under this Agreement and the other Facility Documents to which it is a party, and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.

(vi)	The Collateral Manager has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. The Collateral Manager has preserved and kept in full force and effect its legal existence. The Collateral Manager has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, neither the Collateral Manager nor, to the Collateral Manager’s knowledge, any Affiliate of the Collateral Manager is (1) a country, territory, organization, person or entity named on an OFAC list; (2) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “NonCooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (3) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (4) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns. The Collateral Manager is in compliance with all applicable OFAC rules and regulations and also in compliance with all applicable provisions of the PATRIOT Act.

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(b)          The Borrower hereby represents and warrants to the Collateral Administrator and the Collateral Manager as follows:

(i)	The Borrower is a limited liability company formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(ii)	The Borrower is in good standing in the State of Delaware. The Borrower is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(iii)	The execution and delivery by the Borrower of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(iv)	None of the execution and delivery by the Borrower of this Agreement or the other Facility Documents to which it is a party, the Borrowings or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (1) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, (2) conflict with or contravene (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (3) result in a breach or violation of, constitute a default under, or permit the acceleration of any obligation or liability in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates).

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(v)	The Borrower has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by the Borrower under this Agreement and the performance by the Borrower of its obligations under this Agreement and the other Facility Documents to which it is a party, and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by the Borrower under this Agreement or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.

(vi)	The Borrower has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. The Borrower has preserved and kept in full force and effect its legal existence. The Borrower has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, neither the Borrower nor to the Borrower’s knowledge, any Affiliate of the Borrower is (1) a country, territory, organization, person or entity named on an OFAC list; (2) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “NonCooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (3) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (4) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns. The Borrower is in compliance with all applicable OFAC rules and regulations and also in compliance with all applicable provisions of the PATRIOT Act.

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(c)          The Collateral Administrator hereby represents and warrants to the Collateral Manager and the Borrower as follows:

(i)	The Collateral Administrator is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has full organizational power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person including stockholders or other equity holders and creditors of the Collateral Administrator, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, except those that have been obtained, is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. When executed and delivered by the Collateral Administrator and the other parties hereto, this Agreement will constitute the legal, valid and binding obligations of the Collateral Administrator enforceable against the Collateral Administrator in accordance with its terms, subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Administrator and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)	The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Administrator, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Administrator, or the articles of association or by-laws, as amended, of the Collateral Administrator.

9.            Amendments. This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by the Collateral Manager, the Borrower and the Collateral Administrator in writing with the prior written consent of the Administrative Agent.

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10.          Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS CHOICE OF LAWS RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

11.          Submission to Jurisdiction; Waivers; Etc. Each party hereto hereby irrevocably and unconditionally (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them; (b) consents that any such action or proceeding may be brought in any court described in Section 11(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 13 or at such other address as may be permitted thereunder; (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party arising out of or relating to this Agreement or the other Facility Documents any special, exemplary, punitive or consequential damages.

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12.          IMPORTANT WAIVERS.

(a)       EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR FOR ANY COUNTERCLAIM HEREIN OR THEREIN OR RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE EQUITYHOLDER, THE BORROWER, THE COLLATERAL MANAGER, THE AGENTS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER FACILITY DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER FACILITY DOCUMENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PARTY, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO PARTY OR INDEMNIFIED PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY FACILITY DOCUMENT OR THE TRANSACTIONS; PROVIDED THAT THE FOREGOING SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATIONS OF THE BORROWER PURSUANT TO SECTION 4(C) EACH PARTY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR AN INDEMNIFIED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PARTY WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 12 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL–ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE FACILITY DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY. EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 12 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE FACILITY DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE FACILITY DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO A JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THE WAIVERS IN THIS SECTION 12 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE FACILITY DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. THE PROVISIONS OF THIS SECTION 12 SHALL SURVIVE TERMINATION OF THE FACILITY DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE OBLIGATIONS.

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13.         Notices. Any notice, report or other communication given hereunder shall be delivered in writing, electronically, via facsimile or addressed to the address for each such party set forth in the Credit Agreement, or to such other address as any party shall have provided to the other parties in writing. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given if such notice is mailed by first class mail, postage prepaid, hand delivered, sent by overnight courier service guaranteeing next day delivery or sent by electronic mail or by telecopy (facsimile) in legible form to the address of such party as provided above. The Collateral Administrator agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided that any person providing such instructions or directions shall provide to the Collateral Administrator an incumbency certificate listing such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Borrower or the Collateral Manager elects to give the Collateral Administrator e-mail or facsimile instructions (or instructions by a similar electronic method), the Collateral Administrator’s understanding of such instructions shall be deemed controlling. The Collateral Administrator shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Administrator’s reasonable, good faith reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction, unless such subsequent written instruction expressly revokes such prior instruction and the Collateral Administrator had not yet commenced compliance with such prior instruction. Each of the Borrower and the Collateral Manager agrees to assume all risks arising out of their respective use of such electronic methods to submit instructions and directions to the Collateral Administrator, including without limitation the risk of the Collateral Administrator acting on unauthorized instructions, and the risk of interception and misuse by third parties.

14.         Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Collateral Manager, the Borrower and the Collateral Administrator; provided, however, that the Collateral Administrator may not assign its rights and obligations hereunder without the prior written consent of the Collateral Manager, the Administrative Agent and the Borrower, except that the Collateral Administrator may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any direct or indirect wholly owned subsidiary of the Collateral Administrator or its successors without the prior written consent of the Collateral Manager, the Administrative Agent or the Borrower (provided that in such event the Collateral Administrator shall remain responsible for the performance of its duties as the Collateral Administrator hereunder). Notwithstanding the foregoing, the Collateral Administrator consents to the pledge of its rights under this Agreement by the Borrower to the Collateral Agent, as provided in the granting language set forth in Section 7.01 of the Credit Agreement. The parties hereto, and their successors and assigns intend that the Administrative Agent shall be a third party beneficiary of this Agreement.

15.         Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

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16.         Severability. Any provision of this Agreement or any other Facility Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

17.         Conflict with the Credit Agreement. If this Agreement shall require that any action be taken with respect to any matter and the Credit Agreement shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Credit Agreement, the Collateral Administrator shall notify the Collateral Manager and act in accordance with the Collateral Manager’s instructions.

18.         Subordination. The Collateral Administrator agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in the Credit Agreement (as if it were a party to the Credit Agreement, in the case of any successor Collateral Administrator that is not also serving as Collateral Agent under the Credit Agreement).

19.         Survival. Notwithstanding anything herein to the contrary, Section 4 and all indemnifications set forth or provided for in this Agreement shall survive the termination of this Agreement.

20.         No Petition in Bankruptcy. The Collateral Administrator agrees not to file or join in the filing of an involuntary petition in bankruptcy against the Borrower for the nonpayment of the Collateral Administrator’s fees or other amounts payable by the Borrower under this Agreement until the payment in full of all Obligations issued under the Credit Agreement and the expiration of a period equal to one year and one day or, if longer, the applicable preference period under the Bankruptcy Code plus ten (10) days following said payment. The provisions of this Section 20 shall survive termination of this Agreement.

21.         Limited Recourse Against Borrower. Notwithstanding any other provision of this Agreement, each of the parties hereto hereby agrees that any obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower, payable solely from the Collateral in accordance with Article IX of the Credit Agreement, and following realization of the Collateral, all obligations of the Borrower under this Agreement and any claims of a party hereto shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, employee, manager or member of the Borrower or its successors and assigns for the payment of any amounts payable under this Agreement. The provisions of this Section 21 shall survive the termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Collateral Administration Agreement to be executed and delivered as of the day first above written.

OXFORD SQUARE FUNDING 2018, LLC,
as Borrower

By:
Name:
Title:

OXFORD SQUARE Capital corp., as Collateral Manager

By:
Name:
Title:

[Signature Page to Collateral Administration Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By:
Name:
Title:

[Signature Page to Collateral Administration Agreement]

Acknowledged and agreed to by:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

[Signature Page to Collateral Administration Agreement]